Exhibit 99.1

FOR:  GOLDEN STATE VINTNERS, INC.

Approved by:	Jeffrey O’Neill
President and CEO
Golden State Vintners, Inc.
(707) 254-4900
joneill@gsvwine.com

Contacts:	Financial Dynamics
Jim Byers, (Investors)
(415) 439-4504
FOR IMMEDIATE RELEASE	Christopher Katis (Media)
(415) 439-4518

GOLDEN STATE VINTNERS REPORTS FOURTH QUARTER AND

FISCAL 2003 YEAR END RESULTS

Napa, Calif. — September 30, 2003 — Golden State Vintners, Inc. (Nasdaq: VINT) today reported results for its fourth quarter and fiscal year ended June 30, 2003.

Fourth quarter revenue totaled $14,839,000, up from $14,068,000 for the fourth quarter of fiscal 2002.  Net loss for the fourth quarter was $1,753,000, or a loss of $0.18 per share, compared to a net loss of $7,207,000, or a loss of $0.76 per share, in the prior year’s fourth quarter.

For the fiscal year ended June 30, 2003, revenue totaled $80,619,000, compared to $83,630,000 in the prior year.  Net loss for the 2003 fiscal year was $3,994,000, or a loss of $0.42 per share.  For comparative purposes, net loss for fiscal 2002 was $4,669,000, or $0.49 per share.  Fiscal 2003 and 2002 year end results include one time charges.  To review these charges in detail, please refer to the Company’s Form 10-K for the period ended June 30, 2003.

The following table presents information derived from the Company’s financial statements for the three months and fiscal year ended June 30, 2003 and 2002.

About Golden State Vintners

Golden State Vintners is one of the largest suppliers in the United States of premium wines, wine processing, barrel fermentation and storage services, wine grapes and case goods to California’s major branded wineries and to a number of international wineries. The combination of GSV’s extensive vineyard holdings and five strategically located facilities has enabled the Company to become one of California’s lowest-cost producers of premium bulk wine. GSV also produces private label case goods for its clients and markets its own line of proprietary brands. GSV’s five facilities are located in Fresno, Reedley, Cutler, Monterey, and American Canyon.  GSV is also a supplier of high-speed packaging solutions to major branded marketers of adult ready-to-drink beverages. Golden State Vintners is headquartered in Napa, Calif. and is a publicly held company.

Except for historical information set forth in this press release, the information set forth herein contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created thereby.  Due to a number of factors, including changing market conditions, product competition, the nature of product development, regulatory approval processes, and a variety of other factors, the achievement of forward-looking statements contained in this press release is subject to risks and uncertainties.  In that regard, the Company’s actual results could vary materially from such forward looking statements.  For further details and a discussion of these risks and uncertainties, see Golden State Vintner’s SEC filings, including its most recent Form 10-Q and Form 10-K.

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 Golden State Vintners, Inc.

 Consolidated Statements of Operations

 ($ in thousands, except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2003	2002	2003	2002

Revenues	$14,839	$14,068	$80,619	$83,630
Cost of sales	14,310	15,225	66,677	70,383
Gross profit (loss)	529	(1,157)	13,942	13,247

S,G & A	(2,626)	(3,188)	(10,638)	(10,985)

Loss on impairment of RTD assets	—	—	(8,000)	—

Gain on sale of vineyard assets	42	—	1,620	—

Write down of system costs	—	(5,663)	—	(5,663)

Loss from operations	(2,055)	(10,008)	(3,076)	(3,401)

Interest expense	(659)	(1,341)	(3,537)	(4,069)

Loss before income tax benefit	(2,714)	(11,349)	(6,613)	(7,470)

Income tax benefit	961	4,142	2,619	2,801

Net loss	$(1,753)	$(7,207)	$(3,994)	$(4,669)

Loss per common share:
Basic	$(0.18)	$(0.76)	$(0.42)	$(0.49)
Diluted	$(0.18)	$(0.76)	$(0.42)	$(0.49)

Weighted average shares outstanding:
Basic	9,513	9,513	9,513	9,514
Diluted	9,513	9,513	9,513	9,514

 Golden State Vintners, Inc.

 Condensed Consolidated Balance Sheets

 ($ in thousands)

	June 30,
	2003	2002

Assets:
Current assets	$40,642	$45,179
Property, plant and equipment, net	58,201	69,935
Assets held for sale	9,444	16,216
Other assets	1,461	1,483
	$109,748	$132,813

Liabilities and Stockholders' Equity:
Current liabilities	$18,122	$31,125
Long-term liabilities	35,187	41,255
Stockholders' equity	56,439	60,433
	$109,748	$132,813